As filed with the Securities and Exchange Commission on October 6, 2000
                                                           Registration No. 333-
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           ---------------------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                            TIDEL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

            Delaware                                        75-2193593
-------------------------------------                 -------------------------
  (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                         Identification Number)


                           ---------------------------


                           5847 San Felipe, Suite 900
                              Houston, Texas 77057
                                 (713) 783-8200
--------------------------------------------------------------------------------
               (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           ---------------------------


                     James T. Rash, Chief Executive Officer
                            Tidel Technologies, Inc.
                           5847 San Felipe, Suite 900
                              Houston, Texas 77057
                                 (713) 783-8200
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                                David Adler, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200
                           ---------------------------

                  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                                           Proposed
                                                            Maximum              Proposed
                                       Amount              Offering              Maximum               Amount of
Title of Shares to be                  to be               Price Per            Aggregate             Registration
Registered                           Registered            Share(1)           Offering Price              Fee

Common Stock, $.01 par              4,698,947               $5.75             $27,018,945.25          $7,133.00
value issuable upon the                shares
conversion of debentures(2)

Common Stock, $.01 par                757,895               $5.75              $4,357,896.25          $1,150.48
value issuable upon the                shares
exercise of warrants(2)
         Total Registration Fee.......................................................................$8,283.48


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the closing sales price of the common stock as reported on the Nasdaq National Market on October 4, 2000.

(2) The outstanding warrants and debentures were issued in connection with a private placement financing. For purposes of estimating the number of shares of common stock to be included in this registration statement, we included (i) 4,698,947 shares, representing 200% of the number of shares of common stock issuable upon full conversion of the debentures, determined as if the debentures were converted on September 7, 2004 and the interest until that date was not paid in cash and (ii) 757,895 shares, representing 200% of the shares issuable upon full exercise of the warrants. The warrants are exercisable at an exercise price of $9.80 per share. The convertible debentures are convertible at a conversion price equal to $9.50 per share.

In addition to the shares of common stock set forth in the Calculation of Registration Fee Table, which includes a good faith estimate of the number of shares of common stock underlying the warrants and debentures, pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also registers such additional number of shares of common stock as may become issuable as a result of stock splits, stock dividends or similar transactions.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED..

PROSPECTUS

                        5,456,842 SHARES OF COMMON STOCK


                            TIDEL TECHNOLOGIES, INC.
                          Common Stock ($.01 par value)



      The selling stockholders listed in this prospectus are offering and selling up to 5,456,842 shares of our common stock. We will not receive any proceeds from the sale of these shares. We will receive proceeds from the exercise of warrants. These proceeds will be used for working capital and other corporate purposes.

      Our common stock is traded on The Nasdaq National Market under the symbol "ATMS." The last reported sale price for our common stock on The Nasdaq National Market on October 4, 2000 was $5.75 per share.

      Each selling stockholder may sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. We will bear all of the expenses and fees incurred in registering the shares offered by this prospectus. Each selling stockholder will pay any brokerage commissions and discounts attributable to the sale of its shares.

      INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF THE RISKS ASSOCIATED WITH OWNING OUR COMMON STOCK.

      Neither the Securities and Exchange Commission or any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      Commissions received by a selling stockholder or any broker-dealers, agents or underwriters that help distribute the shares and any profit on the resale of the shares purchased by them may be considered underwriting commissions or discounts under the Securities Act of 1933.

                The date of this prospectus is ____________, 2000

                          [INSIDE COVER OF PROSPECTUS]

                                TABLE OF CONTENTS

                                                                            Page

WHERE YOU CAN FIND MORE INFORMATION...........................................1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................1

ABOUT TIDEL TECHNOLOGIES INC..................................................3
      Automated teller machines (ATM) and related software....................3
      Electronic cash security systems (TACC).................................3
      Underground fuel storage monitoring and leak detection devices..........3

RISK FACTORS..................................................................4
      A substantial amount of our revenues comes from one product line........4
      We may be unable to sustain our recent growth and our operating results may fluctuate for a variety of reasons, many of which are beyond our control...............................................4
      We depend on one major customer and, if we lose that customer, we may be unable to replace it.......................................5
      Our major customer may borrow significant funds from us and we may need to provide additional funds to it in the future..........5
      Failure by third-party suppliers to provide us with components will affect our ability to produce our ATM and TACC products.........5
      Our growth may over-extend our management and other resources...........6
      The ATM market is very competitive and, if we fail to adapt our products and services, we will lose customers and fail to compete effectively...............................................6
      Our future growth will depend upon our ability to continue to manufacture, market and sell ATMs with cost-effective characteristics, develop and penetrate new market segments and enter and develop new markets....................................7
      Because the protection of our proprietary technology is limited, our proprietary technology may be used by others without
         our consent, which may reduce our ability
         to compete and may divert resources..................................7
      If the ability to charge ATM fees is limited or prohibited,
         ATMs may become less profitable and demand for our ATM
         products could decrease..............................................8
      Any interruption of our manufacturing whether as a result
         of damaged equipment, natural disasters or otherwise could injure our business..................................................8
      If we release products containing defects, we may need to
         halt further sales and/or services until we fix the defects, and our reputation would be harmed.................................. 8

      We remain  liable for any  problems or contamination related to our fuel monitoring units.........................................8
      Conversion of the debentures, exercise of the warrants and additional sales of common stock by our selling stockholders may depress the price of our common stock and substantially dilute your Shares...................................................9
      We may issue additional shares, which would reduce your ownership percentage and dilute the value of your shares......................10
      We may be required to pay liquidated damages if we do not obtain stockholder approval................................................10
      We could lose the services of one or more of our executive officers or key employees...........................................10
      Our share price has been and may continue to be volatile...............11
      We do not intend to pay dividends......................................11

FORWARD LOOKING STATEMENTS...................................................11

USE OF PROCEEDS..............................................................12

SELLING STOCKHOLDERS.........................................................13

TRANSFER AGENT AND REGISTRAR.................................................14

PLAN OF DISTRIBUTION.........................................................14

LEGAL MATTERS................................................................15

EXPERTS......................................................................15


Index to Financial Statements and Exhibits                                  F-1

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at the following locations:

                  -        Main Public Reference Room
                           450 Fifth Street, N.W.
                           Washington, D.C.  20549

                  -        Regional Public Reference Room
                           75 Park Place, 14th Floor
                           New York, New York 10007

                  -        Regional Public Reference Room
                           Northwestern Atrium Center
                           500 West Madison Street, Suite 1400
                           Chicago, Illinois 60661-2511

         You may obtain information on the operation of the SEC's public reference rooms by calling the SEC at (800) SEC-0330.

         We are required to file these documents with the SEC electronically. You can access the electronic versions of these filings on the Internet at the SEC's web site, located at http://www.sec.gov.

         We have included this prospectus in our registration statement that we filed with the SEC. The registration statement provides additional information that we are not required to include in the prospectus. You can receive a copy of the entire registration statement as described above. Although this prospectus describes the material terms of certain contracts, agreements and other documents filed as exhibits to the registration statement, you should read the exhibits for a more complete description of the document or matter involved.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      We have filed with the Securities and Exchange Commission, a registration statement on Form S-3 under the Securities Act of 1933, covering the securities offered by this prospectus. This prospectus does not contain all of the information that you can find in our registration statement and the exhibits to the registration statement.

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934.

      (a)         Our Annual  Report on Form 10-K for the year  ended  September
                  30, 1999;

      (b) Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 1999, March 31, 2000 and June 30, 2000;

      (c)         Our Current Report on Form 8-K dated September 20, 2000; and

      (d) The description of our common stock contained in our registration statement on Form 10 dated November 7, 1988, as amended on Form 8 dated February 2, 1989. (Registration No. 000-17288), including any amendments or reports filed for the purpose of updating such descriptions.

         You may request a copy of these filings, at no cost, by writing or telephoning us at Tidel Technologies, Inc., 5847 San Felipe, Suite 900, Houston, Texas 77057, Attention: Leonard L. Carr, Jr., telephone (713) 783-8200.


                           _________________________

                          ABOUT TIDEL TECHNOLOGIES INC.

      The Company and its subsidiaries develop, manufacture, sell and support products designed for specialty retail marketers, including:

      o Automated teller machines and related software. ATMs and ATM-related products account for 81% of our sales. Our ATM sales through June 30, 2000 consisted of the IS- 1000, a single cassette model, the IS-6000, a multiple cassette model, and the Chameleon, a web-enabled, interactive, multimedia ATM kiosk. During the quarter ended September 30, 2000, we replaced the IS-1000 and IS-6000 with the IS-2000, which combines the features of the predecessor units.
      o  Electronic  cash security  systems.  We  manufacture  Timed Access Cash
         Controller (TACC) products which act as both a drop safe and a cash dispenser. Our units are used in all 7-Eleven stores, and over 100,000 other locations in the United States and 30 other countries. Current models can be interfaced with computers for use in lottery and point-of-sale systems.
      o Underground fuel storage monitoring and leak detection devices. Our fuel monitoring products provided less than 2% of our total revenues in fiscal 1999 and we have terminated the manufacturing and marketing of these products.

      Currently, we manufacture and assemble our products, produce spare parts and renovate and repair our products at our facility in Carrollton, Texas. We market our ATM and TACC products in the United States through Company-controlled national accounts and a network of more than 150 independent distributors and dealers. We market our TACC products overseas through approximately 20 distributors. We coordinate a national service network of individual service dealers to provide electrical and mechanical support for all of our products in use. In addition, we have agreements with De La Rue and NCR Corporation to provide comprehensive services, including first-line maintenance and field upgrades, to all of our ATM customers in the United States.

      We own U.S. patents for many of our products and have filed U.S. and foreign patent applications for other proprietary products. We expect to continue to file product, process and use patent applications with respect to products or improvements developed in the future. We own one patent relating to our ATM products, and two patents relating to our fuel monitoring products. We also own several registered trademarks relating to our ATM products and TACC products. We grant various distributors a non-exclusive right and license, with the right to grant sublicenses, to use our name, trademarks, logos and insignias for the limited purpose of marketing, selling and distributing our products.

      Our executive offices are located at 5847 San Felipe, Suite 900, Houston, Texas 77057 and our telephone number is (713) 783-8200. All references to "the Company," "we," "our," or "us" refer to the operations of Tidel Technologies, Inc. and its subsidiaries.

                                  RISK FACTORS

         THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DISCUSSED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO PURCHASE SHARES OF OUR COMMON STOCK. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE RESULTS ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN OF THE FACTORS SET FORTH IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS.

A SUBSTANTIAL AMOUNT OF OUR REVENUES COMES FROM ONE PRODUCT LINE.

         We receive a substantial amount of our revenues from sales of our ATMs. For the nine months ended June 30, 2000, approximately 81% of our net sales came from our ATM product line. For the year ended September 30, 1999, the ATM product line accounted for approximately 78% of our net sales.

         We expect our future success to depend in large part on the sale of our ATMs. Because of this product concentration, our business could be materially adversely affected by a decline in demand for these products or an increase in competition. Our future performance will depend in part on the successful development, introduction and customer acceptance of new ATM products and other products. We may be unsuccessful in designing, manufacturing, marketing and selling any new products.

WE MAY BE UNABLE TO SUSTAIN OUR RECENT GROWTH AND OUR OPERATING RESULTS MAY FLUCTUATE FOR A VARIETY OF REASONS, MANY OF WHICH ARE BEYOND OUR CONTROL.

         We may be unable to sustain our recent growth in revenues and profits in the future. Our business strategies may fail and our quarterly and annual operating results may vary significantly from period to period depending on:

        o         the volume and timing of orders received during the period,

        o the timing of new product introductions by us and our competitors,

        o         the impact of price competition on our selling prices,

        o         the availability and pricing of components for our products,

        o         seasonal fluctuations in operations and sales,

        o         changes in product or distribution channel mix,

        o         changes in operating expenses,

        o         changes in our strategy, and

        o         personnel changes and general economic factors.

Many of these factors are beyond our control.

         We are unable to forecast the volume and timing of orders received during a particular period. Customers generally order our products on an as-needed basis, and accordingly we have historically operated with a relatively small backlog. We experience seasonal variances in our operations and historically have our lowest dollar volume sales months between November and February. Accordingly, operating results for any particular quarter may not be indicative of the results for the future quarter or for the year.

         Even though it is difficult to forecast future sales and we maintain a relatively small level of backlog at any given time, we generally must plan production, order components and undertake our development, sales and marketing activities and other commitments months in advance. Accordingly, any shortfall in sales in a given period may adversely impact our results of operations if we are unable to adjust expenses or inventory during the period to match the level of sales for the period.

WE DEPEND ON ONE MAJOR CUSTOMER AND, IF WE LOSE THAT CUSTOMER, WE MAY BE UNABLE TO REPLACE IT.

         Credit Card Center accounted for 60% of our net sales for the nine months ended June 30, 2000 and 40% of our net sales for the year ended September 30, 1999. We expect to depend upon Credit Card Center for a significant portion of our net sales in future periods. If Credit Card Center fails to place anticipated orders or defers or cancels its orders, we will experience an immediate and severe drop in our sales. We are unable to predict whether sales from Credit Card Center will reach or exceed historical levels in any future period. In addition, we may be unable to retain Credit Card Center or expand our distribution channels by entering into arrangements with new customers.

OUR MAJOR CUSTOMER MAY BORROW SIGNIFICANT FUNDS FROM US AND WE MAY NEED TO PROVIDE ADDITIONAL FUNDS TO IT IN THE FUTURE.

         In order to remain competitive, we may use a substantial portion of the proceeds of a recent private placement to assist our principal customer, Credit Card Center, with its working capital requirements. We may require additional funds to assist Credit Card Center with its future needs or for our own working capital needs. We may be unable to obtain additional financing on acceptable terms or at all.

FAILURE BY THIRD-PARTY SUPPLIERS TO PROVIDE US WITH COMPONENTS WILL AFFECT OUR ABILITY TO PRODUCE OUR ATM AND TACC PRODUCTS.

         We depend on third-parties to manufacture components for most of our ATM and TACC products as part of our low-cost manufacturing strategy. Our principal suppliers are Fujitsu- ICL Systems, De La Rue and Special Products. We have alternative suppliers for the components; however, the unit costs currently paid by us for these components may increase if we switch to these alternative suppliers. Moreover, our inability to obtain enough of, or the failure of suppliers to deliver, the components would require us to change the design of the products in order to use other components. Alternative sources of supply may be unavailable on reasonably acceptable terms, on a timely basis, or at all.

         We have a written agreement with only one of our component suppliers. We purchase components from our other suppliers on a purchase order basis. We don't have any guaranteed supply arrangements with most of our suppliers and these suppliers may be unable to meet our future requirements. We keep a limited inventory of components for which there is only one or a limited number of suppliers, but these inventories may be insufficient for our needs.

OUR GROWTH MAY OVER-EXTEND OUR MANAGEMENT AND OTHER RESOURCES.

         Future growth in our business could significantly strain our limited personnel, management, financial controls and other resources. Our ability to manage any future expansion effectively will require us to attract, train, motivate and manage new employees successfully, to integrate new management and employees into our overall operations and to continue to improve our operational, financial and management systems and controls and facilities. Our failure to manage any expansion effectively, including any failure to integrate new management controls, systems and procedures, could materially adversely affect our business, results of operations and financial condition.

THE ATM MARKET IS VERY COMPETITIVE AND, IF WE FAIL TO ADAPT OUR PRODUCTS AND SERVICES, WE WILL LOSE CUSTOMERS AND FAIL TO COMPETE EFFECTIVELY.

         The markets for our ATM products are characterized by intense competition. We expect the intensity of competition to increase. Large manufacturers such as Diebold, NCR, Triton Systems (a division of Dover) and Hyosung compete directly with us in the quickly growing, low-cost automated teller machine market. Our direct competitors for our TACC products include Allied Gary International, McGunn, Scitak and AutoVend. We believe that AutoVend is the only other manufacturer that features cash controllers as a major product line.

         Competition is likely to result in price reductions, reduced margins and loss of market share, any one of which may harm our business. Competitors vary in size, scope and breadth of the products and services offered. We may encounter competition from competitors who offer more functionality and features. In addition, we expect competition from other established and emerging companies, as the market continues to develop and expand, resulting in increased price sensitivity for our products.

         To compete successfully, we must adapt to a rapidly changing market by continually improving the performance, features and reliability of our products and services or else our products and services may become obsolete. We may also incur substantial costs in modifying our products, services or infrastructure in order to adapt to these changes.

         Many of our competitors have greater financial, technical, marketing and other resources and greater name recognition than we do. In addition, many of our competitors have established relationships with our current and potential customers and have extensive knowledge of our industry. In the past, we have lost potential customers to competitors. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address customer needs. Accordingly, it is possible that new competitors or alliances among competitors may develop and rapidly acquire significant market share.

OUR FUTURE GROWTH WILL DEPEND UPON OUR ABILITY TO CONTINUE TO MANUFACTURE, MARKET AND SELL ATMS WITH COST-EFFECTIVE CHARACTERISTICS, DEVELOP AND PENETRATE NEW MARKET SEGMENTS AND ENTER AND DEVELOP NEW MARKETS.

         We must design and introduce new products with enhanced features, develop close relationships with the leading market participants and establish new distribution channels in each new market or market segment in order to grow. We are currently marketing a new ATM product, the Chameleon, which is a web-enabled ATM product that provides users with e- commerce and point-of-sale functionality in addition to traditional ATM features. We are unable to predict whether Chameleon will gain acceptance in the ATM market. Additionally, some of the transactions currently initiated through ATMs could be accomplished in the future using emerging technologies, such as wireless devices and cellular telephones, which we do not currently support. We may be unable to develop or gain market acceptance of products supporting these technologies. Our failure to successfully offer products supporting these emerging technologies could harm our business.

BECAUSE THE PROTECTION OF OUR PROPRIETARY TECHNOLOGY IS LIMITED, OUR PROPRIETARY TECHNOLOGY MAY BE USED BY OTHERS WITHOUT OUR CONSENT, WHICH MAY REDUCE OUR ABILITY TO COMPETE AND MAY DIVERT RESOURCES.

         Our success depends upon proprietary technology and other intellectual property rights. We must be able to obtain patents, maintain trade-secret protection and operate without infringing on the intellectual property rights of others. We have relied on a combination of copyright, trade secret and trademark laws and nondisclosure and other contractual restrictions to protect proprietary technology. Our means of protecting intellectual property rights may be inadequate. It is possible that patents issued to or licensed by us will be successfully challenged, we may unintentionally infringe patents of third parties or we may have to alter our products or processes or pay licensing fees or cease certain activities to take into account patent rights of third parties, thereby causing additional unexpected costs and delays which may adversely affect our business.

         In addition, competitors may obtain additional patents and proprietary rights relating to products or processes used in, necessary to, competitive with or otherwise related to those we use. The scope and validity of these patents and proprietary rights, the extent to which we may be required to obtain licenses under these patents or under other proprietary rights and the cost and availability of licenses are unknown, but these factors may limit our ability to market our existing or future products.

         We  also  rely  upon  unpatented  trade  secrets.  Other  entities  may independently develop substantially the same proprietary information and techniques or otherwise gain access to our trade secrets or disclose such technology. In addition, we may be unable to meaningfully protect our rights to our upatented trade secrets. In addition, certain previously-filed patents relating to our ATM products and TACC products have expired.

         Litigation may be necessary to enforce our intellectual property rights, protect trade secrets, determine the validity and scope of the proprietary rights of others, or defend against claims of infringement or invalidity. Litigation may result in substantial costs and diversion of resources, which may limit our ability to develop new services and compete for customers.

IF THE ABILITY TO CHARGE ATM FEES IS LIMITED OR PROHIBITED, ATMS MAY BECOME LESS PROFITABLE AND DEMAND FOR OUR ATM PRODUCTS COULD DECREASE.

         The growth in the market and in our sales of ATMs has been due, in part, to the ability of ATM owners to charge consumers a surcharge fee for the use of the ATM. The ability to charge fees resulted from the elimination in April 1996 by the Cirrus and Plus national ATM networks of their policies against the imposition of surcharges on ATM transactions.

         ATM owners  are  subject to  federal  and state  regulations  governing consumers' rights with respect to ATM transactions. Some states and municipalities have enacted legislation in an attempt to limit or eliminate surcharging, and similar legislation has been introduced in Congress. In addition, it is possible that one or more of the national ATM networks will reinstate their former policies prohibiting surcharging. The adoption of any additional regulations or legislation or industry policies limiting or prohibiting ATM surcharges could decrease demand for our products.

ANY INTERRUPTION OF OUR MANUFACTURING WHETHER AS A RESULT OF DAMAGED EQUIPMENT, NATURAL DISASTERS OR OTHERWISE COULD INJURE OUR BUSINESS.

         All of our manufacturing occurs at our facility in Carrollton, Texas. Our manufacturing operations utilize equipment which, if damaged or otherwise rendered inoperable, would result in the disruption of our manufacturing operations. Although we maintain business interruption insurance, our business would be injured by any extended interruption of the operations at our manufacturing facility. This insurance may not continue to be available on reasonable terms or at all. Our facilities are also exposed to risks associated with the occurrence of natural disasters, such as hurricanes and tornadoes. It is possible that natural disasters may damage our facilities.

IF WE RELEASE PRODUCTS CONTAINING DEFECTS, WE MAY NEED TO HALT FURTHER SALES AND/OR SERVICES UNTIL WE FIX THE DEFECTS, AND OUR REPUTATION WOULD BE HARMED.

         We provide a limited warranty on each of our products covering manufacturing defects and premature failure. While we believe that our reserves for warranty claims are adequate, we may experience increased warranty claims. Our products may contain undetected defects which could result in the improper dispensation of cash or other items. Although we have experienced only a limited number of claims of this nature to date, these types of defects may occur in the future. In addition, we may be held liable for losses incurred by end users as a result of criminal activity which our products were intended, but unable, to prevent, or for any damages suffered by end users as a result of malfunctioning or damaged components.

WE REMAIN LIABLE FOR ANY PROBLEMS OR CONTAMINATION RELATED TO OUR FUEL MONITORING UNITS.

         Although we discontinued the production and distribution of our fuel monitoring units, those units which are still in use are subject to a variety of federal, state and local laws, rules and regulations governing storage, manufacture, use, discharge, release and disposal of product and contaminants into the environment or otherwise relating to the protecting of the environment. These regulations include, among others:

        o         the Comprehensive Environmental Response,

        o         Compensation and Liability Act of 1980,

        o         the Resource Conservation and Recovery Act of 1976,

        o         the Oil Pollution Act of 1990,

        o         the Clean Air Act of 1970, the Clean Water Act of 1972,

        o         the Toxic Substances control Act of 1976,

        o         the Emergency Planning and Community Right-to-Know Act, and

        o         the Occupational Safety and Health Administration Act.

         Our fuel monitoring products, by their very nature, give rise to the potential for substantial environmental risks. If our monitoring systems fail to operate properly, releases or discharges of petroleum and related products and associated wastes could contaminate the environment. If there are releases or discharges we may be found liable under the environmental laws, rules and regulations of the United States, states and local jurisdictions relating to contamination or threat of contamination of air, soil, groundwater and surface waters. This indirect liability could expose us to monetary liability incident to the failure of the monitoring systems to detect potential leaks in underground storage tanks. Although we have tried to protect our business from environmental claims by limiting the types of services we provide, operating pursuant to contracts designed to protect us, instituting quality control operating procedures and, where appropriate, insuring against environmental claims, we are unable to predict whether these measures will eliminate the risk of potential environmental liability entirely.

CONVERSION OF THE DEBENTURES, EXERCISE OF THE WARRANTS AND ADDITIONAL SALES OF COMMON STOCK BY OUR SELLING STOCKHOLDERS MAY DEPRESS THE PRICE OF OUR COMMON STOCK AND SUBSTANTIALLY DILUTE YOUR SHARES.

         If all of the principal and interest in the debentures are converted into shares and all the warrants are exercised, an additional 5,456,842 shares of common stock will be issued. The issuance of all or a significant portion of these shares could result in the substantial dilution to the interests of other stockholders or a decrease in the price of our common stock due to the additional supply of shares relative to demand in the market. A decline in the price of our common stock could encourage short sales of our common stock, which could place further downward pressure on the price of our common stock.

WE MAY ISSUE ADDITIONAL SHARES, WHICH WOULD REDUCE YOUR OWNERSHIP PERCENTAGE AND DILUTE THE VALUE OF YOUR SHARES.

         Events over which you have no control could result in the issuance of additional shares of our common stock, which would dilute your ownership percentage in Tidel. We may issue additional shares of common stock or preferred stock:

        o         to raise additional capital or finance acquisitions,

        o upon the exercise or conversion of outstanding options, warrants and shares of convertible preferred stock, or

        o         in lieu of cash payment of dividends.


WE MAY BE REQUIRED TO PAY LIQUIDATED DAMAGES IF WE DO NOT OBTAIN STOCKHOLDER APPROVAL.

         In accordance with NASD Rule 4460, which generally requires stockholder approval of any transaction that would result in the issuance of securities representing 20% or more of an issuer's outstanding listed securities, upon conversion or the payment of interest on debentures we are not obligated to issue more than 3,456,209 shares, or 19.99% of our outstanding common stock on September 7, 2000, the day prior to the date of issuance of the debentures. The terms of the convertible debentures purchase agreement also provide that the shareholder wishing to convert has the option of requiring us either to seek shareholder approval within 60 days of the request or to pay the converting holder the monetary value of the debentures which cannot be converted, at a premium to the converting holder. If we have not obtained the requisite stockholder approval, we will be required to redeem all or a portion of the debentures if requested by the holders of the debentures. If we fail to redeem any debentures as requested, we shall be required to pay the debenture holders liquidated damages.

         We will incur liquidated damages and costs under the terms of the convertible debentures and the warrants if we are unable to register the shares of common stock issuable upon the conversion of the debentures and the exercise of those warrants.

WE COULD LOSE THE SERVICES OF ONE OR MORE OF OUR EXECUTIVE OFFICERS OR KEY EMPLOYEES.

         Our executive officers and key employees are critical to our business because of their experience and acumen. In particular, the loss of the services of James T. Rash, Chairman of the Board, Chief Executive Officer and Chief Financial Officer, or Mark K. Levenick, Chief Operating Officer of the Company and President of our operating subsidiaries, could have a material adverse effect on our operations. We have key-man life insurance on the life of Mr. Rash in the amount of $1,000,000, with the company named as sole beneficiary. In addition, one of our subsidiaries has key-man life insurance on the life of Mr. Levenick in the amount of $1,000,000, with the subsidiary named as the sole beneficiary.

         Our future success and growth also depends on our ability to continue to attract, motivate and retain highly qualified employees, including those with the expertise necessary to operate our business. These officers and key personnel may not remain with us, and their loss may harm our development of technology, our revenues and cash flows. Concurrently, the addition of these personnel by our competitors would allow our competitors to compete more effectively by diverting customers from us and facilitating more rapid development of their technology.

OUR SHARE PRICE HAS BEEN AND MAY CONTINUE TO BE VOLATILE.

         During the past 12 months, our common stock has traded within a high and low range of $12.63 and $1.50. Our share price could be subject to wide fluctuations in response to a variety of factors, including among others:

        o         actual or anticipated variations in our operating results,

        o announcements of new products, services or pricing options by us or our competitors,

        o         changes in financial estimates by securities analysts,

        o         conditions or trends in our industry,

        o         changes in the market valuations of our industry, and

        o         rumors  of   announcements   by  us  or  our   competitors  of
                  significant   acquisitions,   strategic  partnerships,   joint
                  ventures or capital commitments.

There is no guarantee this high level of volatility will lessen in the future.

WE DO NOT INTEND TO PAY DIVIDENDS.

         We have never paid any cash dividends and do not anticipate paying any cash dividends in the foreseeable future. In addition, our wholly owned subsidiary is restricted from paying dividends to us pursuant to the subsidiary's revolving credit agreement with a bank. We currently intend to retain any future earnings to finance future growth.



                           FORWARD LOOKING STATEMENTS

         Certain forward-looking statements, including statements regarding our expected financial position, business and financing plans are contained in this prospectus or are incorporated in documents annexed as exhibits to this prospectus. These forward-looking statements reflect our views with respect to future events and financial performance. The words, "believe," "expect," "plans" and "anticipate" and similar expressions identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations are disclosed in this prospectus, including, without limitation, under "Risk Factors." All subsequent written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                 USE OF PROCEEDS

         Each selling stockholder will receive all of the proceeds from the sale of its common stock offered by this prospectus. We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. We will, however, receive the exercise price of the warrants when exercised by the holders thereof. If all of the warrants are exercised, we estimate our net proceeds will be $7,427,371 (less any Warrants exercised on a "cashless" basis). We intend to use any proceeds from warrant exercises for working capital and other corporate purposes.

                              SELLING STOCKHOLDERS

         On September 8, 2000, Montrose Investments Ltd. acquired debentures and a common stock purchase warrant convertible into shares of our common stock. Montrose and its affiliates may not use these debentures and warrants to acquire more than 4.999% of our outstanding common stock. Montrose can waive this restriction on not less than 61 days notice to us.

         On September 29, 2000, Acorn Investment Trust acquired debentures and a common stock purchase warrant convertible into shares of our common stock. Acorn and its affiliates may not use these debentures and warrants to acquire more than 4.999% of our outstanding common stock. Acorn can waive this restriction on not less than 61 days notice to us.

         The number of shares of our common stock listed in the table below as being beneficially owned by the selling stockholders includes the shares that are issuable to each of them, subject to a 4.999% limitation for each, upon exercise of the warrants or conversion of the debentures. However, the 4.999% limitation would not prevent a selling stockholder from acquiring and selling in excess of 4.999% of our common stock through a series of acquisitions and sales under the warrant or debentures, while never beneficially owning more than 4.999% at any one time.

         This prospectus relates to the resale of shares of our common stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of our common stock by the selling stockholders. We determined the number of shares of common stock to be offered for resale by this prospectus by agreement with the selling shareholders and in order to adequately cover the number of shares required. Pursuant to a registration rights agreement between us and the debenture holders, this prospectus covers the resale of 200% of the number of shares of common stock issuable upon full conversion of the debentures, plus the number of shares issuable in lieu of cash interest payable on the debentures over four years, plus 200% of the shares issuable upon full exercise of the warrants. We will not receive any proceeds from the resale of common stock by the selling stockholders, although we may receive proceeds from the exercise of warrants. Assuming all of the shares of our common stock registered below are sold by the selling stockholders, the selling stockholders will not continue to own any shares of our common stock.

         Beneficial ownership includes shares of outstanding common stock and shares of common stock that a person has a right to acquire within 60 days after the date of this prospectus. The percentage of common stock outstanding after this offering is based on 17,376,210 shares of common stock issued and outstanding as of October 2, 2000.


                                                                                      Number of shares of
                                    Number of shares of                                  Common Stock/
                                       Common Stock                                Percentage of Class to be
                                    Beneficially Owned       Number of Shares to    Owned After Completion
        Name                     at October 2, 2000(1)       be Offered for Resale    of the Offering(2)
        ----                     ---------------------       ---------------------    ------------------

Montrose Investments Ltd.                  914,344              4,547,369                          0
Acorn Investment Trust                     378,947                909,473                          0
Total                                    1,293,291              5,456,842                          0

-------------------
* Less than 1%

(1) This amount reflects the maximum amount of shares of our common stock into which the common stock purchase warrants and debentures owned by each investor are exerciseable or convertible within the next 60 days based on 17,376,210 outstanding shares on October 2, 2000.
(2)      Assumes sale of all shares offered hereby.

         There is no assurance that the selling stockholders will exercise their warrants or will otherwise opt to sell any of the shares offered hereby. To the extent required, the specific shares to be sold, the names of the selling stockholders, other additional shares of common stock beneficially owned by the selling stockholders, the public offering price of the shares to be sold, the names of any agent, dealer or underwriter employed by the selling stockholders in connection with such sale, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying prospectus supplement.

                          TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the common stock is Computershare Investor Services LLC, 2 North La Salle Street, Chicago, IL 60602.

                              PLAN OF DISTRIBUTION

         The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

        o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers,

        o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

        o purchases by a broker-dealer as principal and resale by the broker-dealer for its account,

        o an exchange distribution in accordance with the rules of the applicable exchange,

        o         privately negotiated transactions,

        o         short sales,

        o broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share,

        o         a combination of any such methods of sale, and

        o         any other method permitted pursuant to applicable law.

         The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         The selling stockholder may also engage in short sales against the box, puts and calls and other transactions in securities of the Company or derivatives of the Company securities and may sell or deliver shares in connection with these trades. The selling stockholder may pledge its shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder has advised the Company that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholder.

         Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder. We have agreed to indemnify the selling stockholder against losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby and certain other legal matters will be passed upon for us by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New York.

                                     EXPERTS

         The consolidated financial statements and schedules of Tidel Technologies, Inc. and subsidiaries as of September 30, 1999 and 1998, and for each of the years in the three-year period ended September 30, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

We have not authorized any person to make a statement that differs with what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.










                               TIDEL TECHNOLOGIES,
                                      INC.


                               5,456,842 SHARES OF
                                  COMMON STOCK







                           ---------------------------


                                   PROSPECTUS
                           ---------------------------




                                 _________, 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.          Other Expenses of Issuance and Distribution.

         The following table sets forth the various expenses which will be paid by the Company in connection with the securities being registered. With the exception of the SEC Registration Fee, all amounts are estimates.


SEC Registration Fee.......................................  $   8,284
Accounting Fees and Expenses...............................      5,000
Legal Fees and Expenses (other than Blue Sky)..............     10,000
Miscellaneous Expenses.....................................        716
Total......................................................   $ 24,000

Item 15.          Indemnification of Directors and Officers

         Article 7 of the Company's Certificate of Incorporation and Article 9 of the Company's By-laws authorize the indemnification of directors, officers, agents and employees to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware.

Section 145 of the Delaware General Corporation Law provides as follows:

                  (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (3) by the stockholders.

                  (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                  (h)  For  purposes  of  this   section,   references  to  "the
         corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participant and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Company maintains a directors and officers insurance and company reimbursement policy. The policy insures directors and officers against unindemnified loss arising from certain wrongful acts in their capacities and reimburses the Company for such loss for which the Company has lawfully indemnified the directors and officers. The policy contains various exclusions, none of which relate to the offering hereunder.

         See Item 17 below for information regarding the position of the Commission with respect to the effect of any indemnification for liabilities arising under the Securities Act of 1933, as amended.

Item 16.          Exhibits.
-------           --------

Exhibit No.                            Description
-----------                            -----------

     4 Form of Common Stock Certificate (incorporated by reference to such exhibit to the Company's Registration Statement on Form 10 dated November 7, 1988 as amended on Form 8 dated February 2, 1989).

     *4(a) Convertible Debenture Purchase Agreement dated as of September 8, 2000 by and among the Company and Montrose.

     *4(b) Convertible Debenture Purchase Agreement dated as of September 29, 2000 by and among the Company and Acorn.

     4(c) Form of Warrant (incorporated by reference to exhibit 4.2 to the Company's Current Report on Form 8-K dated September 20,
                  2000)

     4(d) Form of 6% Convertible Debenture (incorporated by reference to exhibit 4.2 to the Company's Current Report on Form 8-K dated September 20, 2000).

     *4(e) Registration Rights Agreement dated as of September 8, 2000, by and among the Company and Montrose.

     *4(f)        Joinder   Agreement  and  Amendment  to  Registration   Rights
                  Agreement dated as of September 29, 2000, by and among the Company, Montrose and Acorn.

     *5 Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP with respect to the securities registered hereunder.

     *23(a)       Consent of KPMG LLP.

     *23(b) Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (included within Exhibit 5).

     *24          Power  of  Attorney   (included  on  signature  page  to  this
                  Registration Statement).

------------------
*  Filed herewith.

Item 17.          Undertakings

         (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on this 6th day of October, 2000.

                                        TIDEL TECHNOLOGIES, INC.

                                        By: /s/ James T. Rash
                                            ---------------------
                                            James T. Rash, Chairman and Chief
                                            Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James T. Rash and Leonard L. Carr, Jr., his true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting along, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                      Title                        Date

/s/ James T. Rash                 Chairman, Chief Executive      October 6, 2000
---------------------------       Officer, Chief Financial
James T. Rash                     Officer and Director

/s/ James L. Britton, III         Director                       October 6, 2000
---------------------------
James L. Britton, III

/s/ Jerrell G. Clay               Director                       October 6, 2000
---------------------------
     Jerrell G. Clay

/s/ Mark K. Levenick              Director, Chief Operating      October 6, 2000
---------------------------       Officer of the Company and
Mark K. Levenick                  President of the Operating
                                  Subsidiaries